Exhibit 99

MAYVILLE ENGINEERING COMPANY, INC. ANNOUNCES

FOURTH QUARTER AND FULL YEAR 2020 RESULTS

Strong Fourth Quarter Financial Performance Driven by Generally Improved Operating

Conditions and Profitability Improvements;

Utilized Strong Cash Flow Generation to Further Reduce Debt

Mayville, WI/March 2, 2021/Mayville Engineering Company (NYSE: MEC) (the “Company” or “MEC”), a leading U.S.-based value added manufacturing partner that provides a broad range of prototyping and tooling, production fabrication, coating, assembly and aftermarket services, today announced results for the fourth quarter and full year ended December 31, 2020.

Fourth Quarter 2020 Highlights:

•	Produced net sales of $95.3 million

•	Recorded net income of $1.0 million

•	Generated Adjusted EBITDA of $9.3 million, or 9.8% of net sales

•	Reduced total funded debt to $47.9 million, resulting in a leverage ratio of 1.5x

“We executed effectively in the fourth quarter and were pleased with our performance, which, in many aspects, was a significant improvement over our fourth quarter 2019 results,” noted Robert D. Kamphuis, Chairman, President and CEO. “As we look back at 2020, we are pleased with the way we reacted as the pandemic took hold and our continued focus on optimizing our cost structure through facility and process improvements, as well as fortifying our financial position. With market conditions continuing to stabilize, we are confident in our ability to execute our strategy in 2021 as we pursue further productivity gains thru new technologies and automation and explore growth opportunities.”

Fourth Quarter Results

Net sales were $95.3 million for the fourth quarter of 2020, as compared to $102.3 million for same prior year period. The decrease of $7.0 million was primarily attributable to manufacturing volume reductions across all end markets served, primarily related to the pandemic. Despite the lower volumes, all customer relationships and manufacturing programs remain intact.

Manufacturing margins were $11.0 million for the fourth quarter of 2020, as compared to $4.0 million for the same prior year period. The increase of $7.0 million was driven by the successful implementation of cost reduction initiatives throughout the year, combined with leveraging recent investments in technology and automation.

Profit sharing, bonuses, and deferred compensation expenses were $3.4 million for the fourth quarter of 2020 as compared to $(0.2) million for the same prior year period. The increase in current year expense was primarily driven by the re-establishment of discretionary 401(k) accruals based on improving business conditions.

Other selling, general and administrative expenses were $4.4 million for the fourth quarter of 2020 compared to $5.2 million for the same prior year period, which included $0.5 million of one-time initial public offering and Defiance Metal Products (DMP) acquisition related expenses. Excluding the one-time items from the prior year, these expenses decreased by $0.3 million due to synergies achieved through the integration of DMP, lower travel expenses related to the pandemic, and other cost savings initiatives.

Interest expense was $0.6 million for the fourth quarter of 2020 as compared to $0.9 million for the same prior year period. The decline was driven by lower debt levels and lower interest rates in the current period.

Adjusted EBITDA and Adjusted EBITDA margin were $9.3 million and 9.8% for the fourth quarter of 2020, as compared to $5.5 million and 5.4% for the same prior year period, respectively. These increases are directly attributable to permanent cost reduction initiatives, particularly the consolidation of the Greenwood, SC facility, and leveraging recent investments in technology and automation.

Balance Sheet and Liquidity

During 2020, the Company further strengthened its balance sheet by paying down debt by $28.0 million, which resulted in year-end total funded debt of $47.9 million, and a leverage ratio of approximately 1.5x, considerably lower than the current covenant threshold of 4.25x.

Capital expenditures were $7.8 million for the full year 2020, as compared to $25.8 million for the full year 2019. The $18.0 million decrease is due to a focus on debt reduction and to leveraging our previous investments in new technology and automation.

CFO, Todd Butz stated, “As market dynamics improved during the second half of 2020, we methodically paid down debt, further strengthening our balance sheet. From a financial and operating perspective, we are well positioned to execute our strategy in 2021 and beyond.”.

Outlook

Based on the ongoing economic uncertainty related to the pandemic, and consistent with most of our customers, the Company is not providing a financial outlook for 2021.

Kamphuis commented, “We are encouraged by the generally improving conditions in our end markets, and have made significant strides over the past year, through cost optimization and our investments in automation and technology. These improvements are sustainable, providing a clear path to our goal of 15% Adjusted EBITDA margins when manufacturing volumes return to pre-pandemic levels in the years ahead. We believe that we are in a strong position to sustain our recent performance in the coming quarters and improve upon our full year 2020 results in 2021. Of course, if 2020 taught us anything, it is to expect the unexpected, and our plans are dependent on a stable economic environment, and improving pandemic conditions as the year unfolds. We would like to commend our dedicated employees who battled through a tough year and ensured we responded quickly and effectively during the second half of the year as conditions started to improve.”

Conference Call

The Company will host a conference call on Wednesday, March 3rd, 2021 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time).

For a live Internet webcast of the conference call, visit www.mecinc.com and click on the link to the live webcast on the Investors page.

For telephone access to the conference, call (888) 349-0091 within the United States, call (855)-669-9657 within Canada, or +1 (412) 317-0780 from outside the United States and Canada.

Forward Looking Statements

This press-release includes forward-looking statements that reflect plans, estimates and beliefs. Such statements involve risk and uncertainties. Actual results may differ materially from those contemplated by these forward-looking statements as a result of various factors. Important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements include, but are not limited to: the negative impacts the coronavirus (COVID-19) has had and will continue to have on our business, financial condition, cash flows, results of operations and supply chain (including future uncertain impacts); failure to compete successfully in our markets; risks relating to developments in the industries in which our customers operate; our ability to maintain our manufacturing, engineering and technological expertise; the loss of any of our large customers or the loss of their respective market shares; risks related to scheduling production accurately and maximizing efficiency; our ability to realize net sales represented by our awarded business; our ability to successfully identify or integrate acquisitions; risks related to entering new markets; our ability to develop new and innovative processes and gain customer acceptance of such processes; our ability to recruit and retain our key executive officers, managers and trade-skilled personnel; risks related to our information technology systems and infrastructure; manufacturing risks, including delays and technical problems, issues with third-party suppliers, environmental risks and applicable statutory and regulatory requirements; political and economic developments, including foreign trade relations and associated tariffs; volatility in the prices or availability of raw materials critical to our business; results of legal disputes, including product liability, intellectual property infringement and other claims; risks associated with our capital-intensive industry; risks related to our treatment as an S Corporation prior to the consummation of our initial public offering; risks related to our employee stock ownership plan’s treatment as a tax-qualified retirement plan; and other factors described in “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019, as such were previously supplemented and amended in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020 and which may be further amended or supplemented by subsequent Quarterly Reports on Form 10-Q or other reports filed with the Securities and Exchange Commission. This discussion should be read in conjunction with our audited consolidated financial statements included in our previously filed Annual Report on Form 10-K for the year ended December 31, 2019 and in our to be filed Annual Report on Form 10-K for the year ended December 31, 2020. We undertake no obligation to update or revise any forward-looking statements after the date on which any such statement is made, whether as a result of new information, future events or otherwise, except as required by federal securities laws.

About Mayville Engineering Company

Founded in 1945, MEC is a leading U.S.-based value-added manufacturing partner that provides a broad range of prototyping and tooling, production fabrication, coating, assembly and aftermarket component. Our customers operate in diverse end markets, including heavy- and medium-duty commercial vehicle, construction & access equipment, powersports, agriculture, military and other end markets. Along with process engineering and development services, MEC maintains an extensive manufacturing infrastructure with 19 facilities in operation across seven states. These facilities make it possible to offer conventional and CNC (computer numerical control) stamping, shearing, fiber laser cutting, forming, drilling, tapping, grinding, tube bending, machining, welding, assembly and logistic services. MEC also possesses a broad range of finishing capabilities including shot blasting, e-coating, powder coating, wet spray and military grade chemical agent resistant coating (CARC) painting.

Use of Non-GAAP Financial Measures

This press release contains financial information calculated in a manner other than in accordance with U.S generally accepted accounting principles (“GAAP”).

The non-GAAP measures used in this press release are EBITDA, EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin.

EBITDA represents net income before interest expense, provision (benefit) for income taxes, depreciation, and amortization. EBITDA Margin represents EBITDA as a percentage of net sales for each period. Adjusted EBITDA represents EBITDA before transaction fees incurred in connection with the DMP acquisition and our initial public offering (IPO), the loss on debt extinguishment relating to our December 2018 credit agreement, non-cash purchase accounting charges including costs recognized on the step-up of acquired inventory and contingent consideration fair value adjustments, one-time increases in deferred compensation and long term incentive plan expenses related to the IPO, stock-based compensation and restructuring expenses related to the closure of the Greenwood facility. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of net sales for each period. These metrics are supplemental measures of our operating performance that are neither required by, nor presented in accordance with, GAAP. These measures should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP as an indicator of our operating performance. We present Adjusted EBITDA and Adjusted EBITDA Margin as management uses these measures as key performance indicators, and we believe they are measures frequently used by securities analysts, investors and other parties to evaluate companies in our industry. These measures have limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP.

Our calculation of EBITDA, EBITDA Margin, Adjusted EBIDTA and Adjusted EBITDA Margin may not be comparable to the similarly named measures reported by other companies. Potential differences between our measures of EBITDA and Adjusted EBITDA compared to other similar companies’ measures of EBITDA and Adjusted EBITDA may include differences in capital structure and tax positions.

Please reference our reconciliation of net income, the most directly comparable measure calculated in accordance with GAAP, to EBITDA and Adjusted EBITDA, and the calculation of EBITDA Margin and Adjusted EBITDA Margin included in this press release.

Mayville Engineering Company, Inc.

Consolidated Balance Sheet

(in thousands, except share amounts)

	December 31, 2020	December 31, 2019
ASSETS
Cash and cash equivalents	$121	$1
Receivables, net of allowances for doubtful accounts of $1,298 as of December 31, 2020 and $526 as of December 31, 2019	42,080	40,188
Inventories, net	41,366	45,692
Tooling in progress	3,126	1,589
Prepaid expenses and other current assets	2,555	3,007

Total current assets	89,248	90,477

Property, plant and equipment, net	106,688	125,063
Assets held for sale	3,552	—
Goodwill	71,535	71,535
Intangible assets-net	61,467	72,173
Capital lease, net	2,581	3,227
Other long-term assets	3,462	1,107

Total	338,533	363,582

LIABILITIES, TEMPORARY EQUITY, AND SHAREHOLDERS’ EQUITY
Accounts payable	33,495	32,173
Current portion of capital lease obligation	626	598
Accrued liabilities:
Salaries, wages, and payroll taxes	10,190	5,752
Profit sharing and bonus	3,089	6,229
Other current liabilities	5,340	3,439

Total current liabilities	52,740	48,191

Bank revolving credit notes	45,257	72,572
Capital lease obligation, less current maturities	2,061	2,687
Deferred compensation and long-term incentive, less current portion	25,631	24,949
Deferred income tax liability	11,887	14,188
Other long-term liabilities	100	100

Total liabilities	137,676	162,687

Commitments and contingencies
Common shares, no par value, 75,000,000 authorized, 21,093,035 shares issued at December 31, 2020 and 20,845,693 at December 31, 2019	—	—
Additional paid-in-capital	190,793	183,687
Retained earnings	14,998	22,090
Treasury shares at cost, 1,033,645 shares at December 31, 2020 and 1,213,482 at December 31, 2019	(4,934)	(4,882)

Total shareholders’ equity	200,857	200,895

Total	$338,533	$363,582

Mayville Engineering Company, Inc.

Consolidated Statement of Net Income (Loss)

(in thousands, except share amounts and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Net sales	$95,344	$102,331	$357,606	$519,704
Cost of sales	84,267	98,297	326,105	460,986
Amortization of intangibles	2,676	2,677	10,706	10,706
Profit sharing, bonuses, and deferred compensation	3,443	(153)	8,250	25,105
Employee stock ownership plan expense	—	953	—	5,453
Other selling, general and administrative expenses	4,402	5,170	19,043	25,466
Contingent consideration revaluation	—	—	—	(6,054)

Income (loss) from operations	556	(4,613)	(6,498)	(1,958)
Interest expense	(558)	(918)	(2,668)	(6,728)
Loss on extinguishment of debt	—	—	—	(154)
Loss before taxes	(2)	(5,530)	(9,166)	(8,840)
Income tax benefit	(973)	(3,857)	(2,074)	(4,088)

Net income (loss) and comprehensive income (loss)	$971	$(1,673)	$(7,092)	$(4,753)

Earnings (loss) per share
Net income (loss) available to shareholders	$971	$(1,673)	$(7,092)	$(4,753)
Basic and diluted earnings (loss) per share	$0.05	$(0.08)	$(0.36)	$(0.27)
Basic and diluted weighted average shares outstanding	20,451,203	19,711,921	19,898,122	17,447,464
Tax-adjusted pro forma information
Net income (loss) available to shareholders	$971	$(1,673)	$(7,092)	$(4,753)
Pro forma provision for income taxes	—	—	—	173

Pro forma net income (loss)	$971	$(1,673)	$(7,092)	$(4,926)

Pro forma basic and diluted earnings (loss) per share	$0.05	$(0.08)	$(0.36)	$(0.28)
Basic and diluted weighted average shares outstanding	20,451,203	19,711,921	19,898,122	17,447,464

Weighted average shares give effect to the issuance of a stock dividend of approximately 1,334.34-for-1 related to the IPO.

Tax adjusted pro forma amounts reflect income tax adjustments as if the Company was a taxable entity as of the beginning of 2019 using a 26% effective tax rate.

Mayville Engineering Company, Inc.

Consolidated Statement of Cash Flows

(in thousands)

	Twelve Months Ended December 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(7,092)	$(4,753)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	21,383	22,296
Amortization	10,706	10,706
Allowance for doubtful accounts	772	284
Inventory excess and obsolescence reserve	80	(60)
Stock-based compensation expense	4,732	3,486
Costs recognized on step-up of acquired inventory		395
Contingent consideration revaluation		(6,054)
Loss (gain) on disposal of property, plant and equipment	667	(62)
Deferred compensation and long-term incentive	682	11,598
Loss (gain) on extinguishment or forgiveness of debt	—	(367)
Non-cash adjustments	358	(237)
Changes in operating assets and liabilities – net of effects of acquisition:
Accounts receivable	(2,664)	11,853
Inventories	4,246	8,886
Tooling in progress	(1,537)	729
Prepaids and other current assets	500	(1,358)
Accounts payable	515	(11,010)
Deferred income taxes	(4,857)	(5,992)
Accrued liabilities, excluding long-term incentive	8,032	(6,938)

Net cash provided by operating activities	36,523	33,402

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(7,794)	(25,797)
Proceeds from sale of property, plant and equipment	2,020	76
Acquisitions, net of cash acquired		(2,369)

Net cash used in investing activities	(5,774)	(28,090)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from bank revolving credit notes	267,169	442,154
Payments on bank revolving credit notes	(294,484)	(429,211)
Proceeds from issuance of other long-term debt	—	—
Repayments of other long-term debt	—	(120,046)
Deferred financing costs	(207)	—
Proceeds from IPO, net	—	101,763
Purchase of treasury stock	(2,509)	(2,591)
Payments on capital leases	(598)	(469)

Net cash provided by (used in) financing activities	(30,629)	(8,400)

Net increase (decrease) in cash and cash equivalents	120	(3,088)
Cash and cash equivalents, beginning of year	1	3,089

Cash and cash equivalents, end of year	$121	$1

Mayville Engineering Company, Inc.

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Net income (loss)	$971	$(1,673)	$(7,092)	$(4,753)
Interest expense	558	918	2,668	6,728
Benefit for income taxes	(973)	(3,857)	(2,074)	(4,088)
Depreciation and amortization	7,755	8,350	32,089	33,002

EBITDA	8,311	3,738	25,591	30,890
Loss on the extinguishment of debt	—	—	—	154
Costs recognized on step-up of acquired inventory	—	—	—	395
Contingent consideration revaluation	—	—	—	(6,054)
Deferred compensation expense specific to IPO	—	—	—	10,159
Long term incentive plan expense specific to IPO	—	—	—	9,921
Other IPO and DMP acquisition related expenses	—	456	—	5,744
IPO stock-based compensation expense	—	725	1,029	1,871
Stock based compensation expense	1,013	627	3,703	1,616
Greenwood restructuring charges	—	—	2,524	—

Adjusted EBITDA	$9,324	$5,546	$32,847	$54,696

Net sales	$95,344	$102,331	$357,606	$519,704
EBITDA Margin	8.7%	3.7%	7.2%	5.9%
Adjusted EBITDA Margin	9.8%	5.4%	9.2%	10.5%